SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                      SHARES PURCHASED      AVERAGE
                        DATE              SOLD(-)           PRICE(2)

 COMMON STOCK-WHX CORPORATION NEW

          GAMCO INVESTORS, INC.
                       3/29/05            1,666-             .1160
                       3/29/05           38,141-             .1115
                       3/28/05              600-             .1220
                       2/28/05            2,000-             .7675
          GABELLI ADVISERS, INC.
                       3/22/05            3,000-             .1200
                       3/03/05            1,000-             .7100
           GABELLI FUNDS, LLC.
               GABELLI VALUE FUND
                       3/28/05           25,000-             .1120
                       3/04/05            5,000-             .6560
                       2/22/05            8,000-             .6775
                       2/15/05            2,000-             .7100
               GABELLI SMALL CAP GROWTH FUND
                       2/17/05            2,000-             .6600

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.